Exhibit 99.1
FOR IMMEDIATE RELEASE
ADVANCED DISPOSAL ANNOUNCES FOURTH QUARTER RESULTS
Operating income increased $18.2 million in fourth quarter 2016 versus prior year and company is well positioned to generate strong operating cash flows in 2017
PONTE VEDRA, Fla. (February 23, 2017) – Advanced Disposal Services, Inc. (NYSE: ADSW), (d/b/a Advanced Disposal) announced today revenue for the three months ended December 31, 2016 of $352.0 million versus $349.6 million in the same period of the prior year. Net loss during fourth quarter 2016 was $20.1 million, or $0.24 per share, versus a net loss of $8.8 million, or $0.14 per share, in fourth quarter 2015. The company achieved quarterly adjusted EBITDA and adjusted EBITDA margins of $107.7 million and 30.6%, respectively, or an increase of $6.2 million in adjusted EBITDA and 160 basis points in adjusted EBITDA margins versus fourth quarter 2015.
During the fourth quarter, the company completed its initial public offering, which raised nearly $375 million net of fees between the initial share issuance and the underwriters exercising their option to purchase additional shares. Those proceeds were used to repay debt, driving improvements in the company's leverage ratio. The company also received credit ratings upgrades by both Standard & Poor's and Moody's.
Based on the momentum generated from the initial public offering and subsequent ratings upgrades, the company refinanced its outstanding debt and credit facility in the fourth quarter. This debt refinancing coupled with the debt repayments from the initial public offering is expected to save the company over $30 million in cash interest savings annually. A $64.7 million pretax loss on debt extinguishments and modifications was recorded, which is the driver of the decline of fourth quarter net income. However, fourth quarter adjusted net income, which includes an adjustment for the debt refinancing charge, was $17.2 million or an increase of $11.7 million versus fourth quarter 2015. Strong pricing was a key driver of the increase in adjusted net income with average yield for the quarter of 2.7%. Additionally, the company benefited from the rollover impact of accretive acquisitions exceeding lower margin divestitures.
For the full year ended December 31, 2016, revenue was $1,404.6 million versus $1,396.4 million for the prior year period. Net loss improved $3.2 million to $30.4 million, and adjusted net income increased $17.6 million to $33.5 million. Additionally, adjusted EBITDA of $411.1 million was $11.1 million better year-over-year, and adjusted EBITDA margins also improved 70 basis points to 29.3%.
"Advanced Disposal has undergone transformational changes during 2016," said Richard Burke, CEO. "I am pleased we were able to improve our capital structure and begin the next chapter of our company's history as a public company, while at the same time producing strong results for both fourth quarter and the full year 2016. We were also able to continue to execute on our strategy of entering vertically-integrated operations in secondary markets earlier this month by closing on the acquisition of CGS Services, Inc. in Indiana. Overall, the combination of continued execution of our operating strategy, along with capital structure improvements, positions us well to generate strong cash provided by operating activities in 2017."
Fiscal Year 2017 Guidance
Advanced Disposal's guidance is based on current economic conditions and does not assume any significant changes in the overall economy during 2017. Please refer to the Special Note Regarding Forward-Looking Statements section of this press release.

•	Revenue is estimated to be between $1,450 million and $1,475 million. This includes $25 million of revenue in 2017 related to the company's recently announced acquisition of CGS Services, Inc.

•	Adjusted EBITDA is estimated to be between $423 million and $433 million.

•	Capital expenditures are estimated to be between $171 million and $180 million.

•	Adjusted free cash flow is estimated to be between $121 million and $141 million.
Advanced Disposal will conduct a quarterly earnings conference call on February 24, 2017 at 10:00 a.m. EST. The call can be accessed by dialing (866) 478-7805 domestically or (832) 445-1679 internationally and asking for conference ID 51793168 or the Advanced Disposal Q4 2016 earnings call. This call will be recorded and available via replay approximately two hours after the completion of the earnings call for thirty days. You may access the recording by dialing (855) 859-2056 or through the link on the investor relations page of our website at www.AdvancedDisposal.com.

The calculation of free cash flow and adjusted free cash flow, as well as details of charges and other expenses that are excluded from EBITDA and net income in arriving at adjusted EBITDA and adjusted net income, are contained in the “Reconciliation of Certain Non-GAAP Measures” section of this press release.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION AND OPERATING
DATA
Advanced Disposal Services, Inc.
Statements of Operations
(in millions of dollars, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Service revenues	$352.0	$349.6	$1,404.6	$1,396.4
Operating costs and expenses
Operating expenses (exclusive of items shown separately below)	212.9	214.2	865.5	866.6
Selling, general and administrative	37.3	42.2	157.0	152.6
Depreciation and amortization	57.5	64.3	246.9	259.1
Acquisition and development costs	0.5	0.1	0.7	1.4
Loss on disposal of assets and asset impairments	0.6	3.8	1.8	21.6
Restructuring charges	—	—	0.8	—
Total operating costs and expenses	308.8	324.6	1,272.7	1,301.3
Operating income	43.2	25.0	131.9	95.1
Other (expense) income
Interest expense	(27.5)	(34.0)	(130.2)	(138.0)
Loss on debt extinguishments and modifications	(64.7)	—	(64.7)	—
Other income (expense), net	6.0	(5.4)	6.9	(10.1)
Total other expense	(86.2)	(39.4)	(188.0)	(148.1)
Loss before income taxes	(43.0)	(14.4)	(56.1)	(53.0)
Income tax benefit	(22.9)	(5.6)	(25.7)	(19.4)
Net loss	$(20.1)	$(8.8)	$(30.4)	$(33.6)

Net loss attributable to common stockholders per share
Basic loss per share	$(0.24)	$(0.14)	$(0.44)	$(0.52)
Diluted loss per share	$(0.24)	$(0.14)	$(0.44)	$(0.52)
Basic average shares outstanding	84,262,502	64,493,536	69,462,798	64,493,536
Diluted average shares outstanding	84,262,502	64,493,536	69,462,798	64,493,536

Advanced Disposal Services, Inc.
Consolidated Balance Sheets
(in millions of dollars, except shares)

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$1.2	$0.6
Accounts receivable, net of allowance for doubtful accounts of $4.0 and $4.4, respectively	183.2	177.5
Prepaid expenses and other current assets	30.3	33.4
Total current assets	214.7	211.5
Other assets, net	23.3	22.9
Property and equipment, net of accumulated depreciation of $1,163.0 and $1,007.5, respectively	1,633.4	1,649.9
Goodwill	1,173.9	1,173.5
Other intangible assets, net of accumulated amortization of $210.7 and $185.6, respectively	324.6	364.5
Total assets	$3,369.9	$3,422.3
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$86.5	$98.1
Accrued expenses	109.8	135.7
Deferred revenue	62.5	63.1
Current maturities of landfill retirement obligations	29.3	30.2
Current maturities of long-term debt	36.5	49.1
Total current liabilities	324.6	376.2
Other long-term liabilities	54.2	55.8
Long-term debt, less current maturities	1,887.0	2,198.0
Accrued landfill retirement obligations, less current maturities	161.8	163.5
Deferred income taxes	112.8	139.0
Total liabilities	2,540.4	2,932.5
Stockholders’ equity
Common stock: $.01 par value, 1,000,000,000 shares authorized, 88,034,813 and 64,493,536 shares issued and outstanding, respectively	0.8	0.6
Additional paid-in capital	1,470.3	1,100.4
Accumulated deficit	(641.6)	(611.2)
Total stockholders’ equity	829.5	489.8
Total liabilities and stockholders’ equity	$3,369.9	$3,422.3

Advanced Disposal Services, Inc.
Consolidated Statements of Cash Flows

(in millions of dollars)	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(30.4)	$(33.6)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	246.9	259.1
Other accretion and amortization	4.0	4.2
Amortization of debt issuance costs and original issue discount	17.5	19.5
Loss on debt extinguishments and modifications	64.7	—
Accretion on landfill retirement obligations	13.0	13.1
Provision for doubtful accounts	3.7	4.0
Loss on disposition of property and equipment	3.5	4.7
Gain on redemption of security	—	(2.5)
Stock based compensation	6.3	3.1
Change in fair value of derivative instruments	(18.5)	(11.1)
Deferred tax benefit	(26.5)	(21.6)
Earnings in equity investee	(1.8)	(1.3)
Impairment of assets	—	6.4
(Gain) Loss on disposition of business	(1.7)	10.5
Changes in operating assets and liabilities, net of businesses acquired
(Increase) decrease in accounts receivable	(8.8)	8.3
Decrease in prepaid expenses, parts and supplies, and other current assets	2.8	1.1
Decrease in other assets	1.8	3.9
Decrease in accounts payable	(0.9)	(2.8)
(Decrease) increase in accrued expenses	(14.3)	3.9
Decrease in unearned revenue	(1.0)	(0.5)
Decrease in other long-term liabilities	(3.4)	(3.5)
Capping, closure and post-closure expenditures	(19.9)	(20.4)
Net cash provided by operating activities	237.0	244.5
Cash flows from investing activities
Purchases of property and equipment and construction and development	(171.0)	(179.7)
Proceeds from sale of property and equipment	3.3	2.6
Proceeds from redemption of securities	—	15.0
Acquisition of businesses	(5.4)	(50.0)
Proceeds from disposition of businesses	2.5	14.7
Net cash used in investing activities	(170.6)	(197.4)
Cash flows from financing activities
Proceeds from borrowings debt instruments	782.8	114.0
Repayments on debt instruments including capital leases	(1,164.4)	(153.4)
Bank overdraft	(2.6)	1.2
Proceeds from issuance of common stock	375.6	—
Costs associated with issuance of common stock	(1.9)	—
Costs associated with debt extinguishments and modifications	(50.9)	(0.2)
Proceeds from stock option exercises	17.4	—
Return of capital to former parent	(21.8)	(7.1)
Other financing activities	—	(2.0)
Net cash used in financing activities	(65.8)	(47.5)
Net decrease in cash and cash equivalents	0.6	(0.4)
Cash and cash equivalents, beginning of year	0.6	1.0
Cash and cash equivalents, end of year	$1.2	$0.6

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2016 appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

REVENUE

The following table reflects our revenue by line of business for the periods presented (in millions of dollars and as a percentage of revenue):

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Collection	$243.4	69.1%	$243.3	69.6%	$977.4	69.6%	$971.4	69.6%
Disposal	126.6	36.0%	126.8	36.3%	517.9	36.9%	499.0	35.7%
Sale of recyclables	6.3	1.8%	6.0	1.7%	22.6	1.6%	24.8	1.8%
Fuel fees and environmental fees	23.9	6.8%	21.4	6.1%	88.5	6.3%	85.8	6.1%
Other	19.2	5.5%	19.5	5.6%	74.7	5.3%	82.2	5.9%
Intercompany eliminations	(67.4)	(19.2)%	(67.4)	(19.3)%	(276.5)	(19.7)%	(266.8)	(19.1)%
Total	$352.0	100.0%	$349.6	100.0%	$1,404.6	100.0%	$1,396.4	100.0%

The following table reflects changes in revenue, as compared to the prior year:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Average yield	2.7%	2.2%	2.2%	2.2%
Recycling	0.3%	(0.2)%	0.1%	(0.5)%
Fuel fee revenue	(0.3)%	(1.6)%	(0.7)%	(1.3)%
Total yield	2.7%	0.4%	1.6%	0.4%
Organic volume	(3.0)%	(1.2)%	(1.7)%	(0.8)%
Acquisitions	1.5%	1.3%	1.8%	1.2%
Divestitures	(0.5)%	(1.7)%	(1.1)%	(1.3)%
Total revenue change	0.7%	(1.2)%	0.6%	(0.5)%

OPERATING EXPENSES

The following table summarizes our operating expenses for the periods presented (in millions of dollars and as a percentage of revenue):

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Operating	$209.7	59.6%	$211.1	60.4%	$852.5	60.7%	$853.5	61.1%
Accretion of landfill retirement obligations	3.2	0.9%	3.1	0.9%	13.0	0.9%	13.1	0.9%
Operating Expense	$212.9	60.5%	$214.2	61.3%	$865.5	61.6%	$866.6	62.0%

The following table summarizes the major components of our operating expenses, excluding accretion expense on landfill retirement obligations for the periods presented (in millions of dollars and as a percentage of revenue):

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Labor and related benefits	$72.2	20.5%	$72.7	20.8%	$292.4	20.8%	$286.7	20.5%
Transfer and disposal costs	46.9	13.3%	49.0	14.0%	188.9	13.4%	195.2	14.0%
Maintenance and repairs	31.0	8.8%	31.0	8.9%	129.4	9.2%	123.7	8.9%
Fuel	14.8	4.2%	13.7	3.9%	55.2	3.9%	66.6	4.8%
Franchise fees and taxes	16.2	4.6%	16.9	4.8%	65.2	4.6%	67.1	4.8%
Risk management	5.9	1.7%	5.7	1.6%	28.7	2.1%	25.9	1.9%
Other	22.7	6.5%	22.1	6.3%	92.7	6.7%	88.3	6.3%
Operating expenses, excluding accretion expense	$209.7	59.6%	$211.1	60.4%	$852.5	60.7%	$853.5	61.1%

SELLING, GENERAL AND ADMINISTRATIVE

The following table summarizes our selling, general and administrative expenses for the periods presented (in millions of dollars and as a percentage of revenue):

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
Salaries	$23.9	6.8%	$24.6	7.0%	$95.8	6.8%	$92.7	6.6%
Legal and professional	1.9	0.5%	5.9	1.7%	16.2	1.2%	15.1	1.1%
Other	11.5	3.3%	11.7	3.3%	45.0	3.2%	44.8	3.2%
Total selling, general and administrative expenses	$37.3	10.6%	$42.2	12.1%	$157.0	11.2%	$152.6	10.9%

ADDITIONAL STATISTICS

The following table reflects cash interest and cash taxes for the periods presented (in millions of dollars):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash paid for interest	$44.0	$40.4	$119.4	$116.4
Cash paid for taxes	0.1	0.5	1.5	2.4

Internalization for the three months ended December 31, 2016: 63%

Days Sales Outstanding for the three months ended December 31, 2016: 48 (32 net of deferred revenue)

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted net income are not defined terms under U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.
We define EBITDA as net income (loss) from continuing operations adjusted for interest, taxes, depreciation and amortization and accretion. We define adjusted EBITDA as EBITDA adjusted to exclude non-cash and non-recurring items as well as other adjustments permitted in calculating covenant compliance under the agreements governing our outstanding debt securities and credit facilities. We believe adjusted EBITDA is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of our performance on an ongoing basis. Management uses adjusted EBITDA to measure the performance of our core operations at the consolidated, segment and business unit levels and as a metric for a significant portion of our management incentive plans.
We define free cash flow as net cash provided by operating activities less capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace), net of proceeds from the sale of property and equipment. We define adjusted free cash flow as free cash flow excluding restructuring payments and capital markets costs. Management uses adjusted free cash flow to evaluate the Company’s ability to generate cash to fund its activities on an ongoing basis, and we believe adjusted free cash flow is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of restructuring payments and capital market costs, which are not indicative of our ability to generate cash on an ongoing basis.
We define adjusted net income and adjusted earnings per share as net income (loss) from continuing operations and diluted earnings per share adjusted to exclude non-cash and non-recurring items. We believe adjusted net income and adjusted earnings per share provide an understanding of operational activities before the financial impact of certain items. We believe that these measures are useful in evaluating our operations as these measures are adjusted for items that affect comparability between periods.
In fiscal 2014, we made a strategic decision to enter into fuel derivatives as economic hedges of a rise in the price of diesel fuel for fiscal 2015 and fiscal 2016. We have not entered into fuel derivatives since fiscal 2014 when the economic hedges for fiscal 2015 and fiscal 2016 were put in place and have no present intention to enter into fuel derivatives in 2017. We therefore believe that excluding realized losses from fuel derivatives provides useful additional information for investors to evaluate comparability among periods and is consistent with how management evaluates performance. In fiscal 2016, we entered into interest rate caps as economic hedges of a rise in interest rates for fiscal 2017, fiscal 2018 and the nine months ended September 30, 2019. We believe that excluding realized and unrealized gains and losses from interest rate derivatives from our adjusted EBITDA provides useful additional information in evaluating ongoing financial performance of the business as these derivatives represent a risk management tool to reduce our exposure to rising interest rates and are viewed by management as a financing cost similar to interest expense.

ADJUSTED EBITDA

The following table calculates adjusted earnings before interest, taxes, depreciation, amortization and accretion adjusted for certain other costs (in millions of dollars except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(20.1)	$(8.8)	$(30.4)	$(33.6)
Income tax benefit	(22.9)	(5.6)	(25.7)	(19.4)
Interest expense	27.5	34.0	130.2	138.0
Depreciation and amortization	57.5	64.3	246.9	259.1
Loss on debt extinguishments and modifications	64.7	—	64.7	—
Accretion on landfill retirement obligations	3.2	3.1	13.0	13.1
Accretion on loss contracts and other long-term liabilities	0.1	0.2	0.4	0.8
EBITDA from continuing operations	110.0	87.2	399.1	358.0
EBITDA adjustments:
Acquisition and development costs	0.5	0.1	0.7	1.4
Stock based compensation	1.5	1.5	5.5	3.1
Earnings in equity investee, net	0.2	0.8	(0.3)	0.3
Restructuring charges	—	—	0.8	—
Loss on disposal of assets and asset impairments	0.6	3.8	1.8	21.6
Unrealized gain on derivatives	(8.0)	(2.4)	(18.5)	(11.1)
Gain on redemption of security	—	—	—	(2.5)
Capital market costs	(0.1)	2.3	7.1	2.8
Realized loss on fuel derivatives	3.0	8.2	14.9	26.4
Adjusted EBITDA	$107.7	$101.5	$411.1	$400.0

Revenue	$352.0	$349.6	$1,404.6	$1,396.4
Adjusted EBITDA margin	30.6%	29.0%	29.3%	28.6%

ADJUSTED FREE CASH FLOW

The following table calculates free cash flow and adjusted free cash flow (in millions of dollars):

	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$237.0	$244.5
Purchases of property & equipment (a)	(171.0)	(177.3)
Proceeds from the sale of property & equipment	3.3	2.6
Free cash flow	69.3	69.8
Restructuring payments	2.1	3.2
Capital market costs	7.7	2.7
Adjusted free cash flow	$79.1	$75.7
Realized loss on fuel derivatives	14.9	26.4
Adjusted free cash flow excluding realized loss on fuel derivatives	$94.0	$102.1

(a) Excludes the impact of land purchased for future airspace of $2.4 million in 2015.

ADJUSTED NET INCOME

The following table calculates adjusted net income (in millions of dollars except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(20.1)	$(8.8)	$(30.4)	$(33.6)
Loss on debt extinguishments and modifications	64.7	—	64.7	—
Amortization of intangibles	10.4	10.2	42.6	42.8
Acquisition and development costs	0.5	0.1	0.7	1.4
Restructuring charges	—	—	0.8	—
Loss on disposal of assets and asset impairments	0.6	3.8	1.8	21.6
Unrealized gain on derivatives	(8.0)	(2.4)	(18.5)	(11.1)
Gain on redemption of security	—	—	—	(2.5)
Capital market costs	(0.1)	2.3	7.1	2.8
Realized loss on fuel derivatives	3.0	8.2	14.9	26.4
Tax impact of stock option exercises post IPO	(5.4)	—	(5.4)	—
Tax effect	(28.4)	(7.9)	(44.8)	(31.9)
Adjusted net income	$17.2	$5.5	$33.5	$15.9

Diluted earnings per common share:
Adjusted average shares outstanding	84,425,401	65,870,608	70,325,456	65,617,247
Adjusted earnings per common share	$0.20	$0.08	$0.48	$0.24

RECONCILIATION OF 2017 ADJUSTED FREE CASH FLOW OUTLOOK

2017 Outlook
Net cash provided by operating activities	$292.0 - $321.0
Purchases of property & equipment	(171.0) - (180.0)
Adjusted free cash flow	$121.0 - $141.0

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend” and “future” and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.
There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and factors include those set forth under the heading Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Examples of these risks, uncertainties and other factors include, but are not limited to:

•	our ability to achieve future profitability will depend on executing our strategy and controlling costs; future results may be impacted by the expiration of net operating losses (NOLs);

•	we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

•	our results are vulnerable to economic conditions;

•	we may lose contracts through competitive bidding, early termination or governmental action;

•	some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

•
our financial and operating performance may be affected by the inability in some instances to renew landfill operating permits, obtain new landfills or expand existing ones. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

•	we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

•	our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

•	our cash flow may not be sufficient to finance our high level of capital expenditures;

•	our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

•	the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

•
we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

•	fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

•	fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

•	increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

•	efforts by labor unions could divert management attention and adversely affect operating results;

•	we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

•	we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

•	a cybersecurity incident could negatively impact our business and our relationships with customers;

•	operational and safety risks, including the risk of personal injury to employees and others;

•
we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

•	our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

•	future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

•
fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

•	risks associated with our substantial indebtedness and working capital deficit;

•	risks associated with our ability to implement growth strategy as and when planned; and

•	the other risk factors described in the "Risk Factors" section of our Prospectus filed with the Securities and Exchange Commission on October 7, 2016, pursuant to Rule 424(b).
The above examples are not exhaustive and new risks may emerge from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

About Advanced Disposal
Advanced Disposal (NYSE: ADSW) brings fresh ideas and solutions to the business of a clean environment. We provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:
Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com